Exhibit 10.2
                                                                     -----------
                             Storage Site Agreement

     This Agreement is made this 27th day of September 2004 by and Between N-VIRO International Corporation ("N-VIRO"), MicroMacro Integrated Technologies, Inc. ("MMIT") and Daniel J. and Rebecca S. Haslinger ("Landowners").

     In consideration of the mutual premises, covenants, conditions and terms to be kept and performed, it is agreed by the parties as follows:

1.     Effective Date.  The effective date of this agreement is August 16, 2004.
       --------------

2.     Term.  This  agreement  is  terminable  "at  will"  by any of the parties
       ----
without  cause  and  without  notice.

3.     Site  Location.  The  site  location  ("site')  is approximately 35 acres
       --------------
situated near the intersection of Route 6 and Route 23 in Madison Township, Sandusky, Ohio, as set forth more fully in attached Exhibit A.

4.     Disposition of N-VIRO material.  During the term of this agreement N-VIRO
       -------------------------------
shall have the right to deliver to the site N-VIRO material manufactured at the N-VIRO Toledo Bayview Wastewater Treatment Facility. All delivered N-VIRO material shall be F.O.B. the site and all delivery costs shall be the responsibility of N-VIRO. It is the understanding of the parties that the site will be a back-up contingent facility to be used in the event that other traditional disposition outlets are not available to N-VIRO, or are not practicable.

5.     Transfer  of Title.  Upon delivery to the site, the N-VIRO material shall
       -------------------
become the property of the Landlords and title to the N-VIRO material shall pass to the Landlords, unless such material is subsequently determined to be not in compliance with the standards set forth in Paragraph 6., herein, in which case title to the non-compliant N-VIRO material shall remain with N-VIRO.

6.     Material  Standards.  N-VIRO  represents  and warrants that the delivered
       --------------------
N-VIRO material will comply with the USEPA EQS standards as identified in 40CFR.
Part 503, Pathogens, 503.32(a)(4), Alternative #2 and Vector Attraction Reduction, 503.33 (b)(6), and Table 3 Metal Limits. MMIT and/or Landlords shall have the right to reject any N-VIRO material delivery that they, in good faith, do not believe complies with the above standards.

7.     Site  Compliance.  Landlords  and  MMIT agree to comply with current Ohio
       -----------------
EPA Biosolids Management Guidelines pertaining to N-VIRO material that may be stored on the site. Landlords agree to promptly apply for a long term storage site permit from the Northwest District of the Ohio EPA. Logan Environmental, Inc. shall be engaged to complete and file the permit application and all costs associated with obtaining the permit shall be the responsibility of N-VIRO.

8.     Payment.  N-VIRO agrees to pay to MMIT the sum of $5,000.00 per month for
       -------
its services with regard to facilitation of the site. Landlords agree to the payment of said sum to MMIT and further agree that in consideration of the receipt of title to the N-VIRO material, no other payment or consideration is owed to them pursuant to this agreement.

     /s/   Phillip  Levin
     --------------------
     N-VIRO  International  Corporation
     By:     Phillip  Levin,  Chairman  and  CEO

     /s/   Daniel  J.  Haslinger
     ---------------------------
     MMIT
     By:     Daniel  J.  Haslinger,  President

     /s/   Daniel  J.  Haslinger
     ---------------------------
     Daniel  J.  Haslinger

     /s/   Rebecca  S.  Haslinger
     ----------------------------
     Rebecca  S.  Haslinger

Exhibit  A



[photocopy of First Half 2003 Sandusky County, Ohio real estate tax bill of Daniel J. + Rebecca S. Haslinger]



The following described real estate, to wit: Situate in the County of Sandusky in the State of Ohio, in the Township of Madison, and bounded and described as follows, to wit: the West half of the North east quarter of Section 31, in Township 5 North of Range 13 in the District of Lands subject to sale at Bucyrus, Ohio, containing eighty acres, Likewise the Southeast quarter of the Northeast quarter of Section 31, in Township 5 North of Range 13 in the District of Lands subject to sale at Bucyrus, Ohio, containing forty acres, both lots containing one hundred and twenty acres, according to the General Land Office by the Conveyor General, which said tracts or lots of land had been purchased by the said Daniel Forbes, granted and warranted to him by patent deed executed at the City of Washington the thirtieth day of December in the year of our Lord one thousand eight hundred and thirty five.